FOR IMMEDIATE RELEASE

CONTACT:           STEVEN KESSLER
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
ONE CRESCENT DRIVE, SUITE 203
PHILADELPHIA, PA 19112
215/546-5005, 215/546-4785 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE FOURTH QUARTER AND FISCAL YEAR ENDED SEPTEMBER 30, 2007

Philadelphia, PA, December 11, 2007 - Resource America, Inc. (Nasdaq: REXI) (the "Company") reported adjusted income from continuing operations, a non-GAAP measure, of $4.2 million, or $0.22 per common share-diluted, and $20.0 million, or $1.05 per common share-diluted for the fourth quarter and fiscal year ended September 30, 2007, respectively, as compared to $3.9 million, or $0.21 per common share-diluted, and $17.3 million, or $0.90 per common share-diluted, for the fourth quarter and fiscal year ended September 30, 2006, respectively.

For the fourth quarter of fiscal 2007, the Company reported revenues of $33.3 million, operating income of $15.0 million, a loss from continuing operations and a net loss of $10.0 million, or $.57 per common share-diluted, as compared to revenues of $22.7 million, operating income of $8.1 million, income from continuing operations of $3.9 million, or $0.21 per common share-diluted, and net income of $4.1 million, or $0.22 per common share-diluted, for the fourth quarter of fiscal 2006.

For the fiscal year ended September 30, 2007, the Company reported revenues of $127.8 million, operating income of $58.7 million, income from continuing operations of $5.8 million, or $0.30 per common share-diluted, and net income of $4.4 million, or $0.23 per common share-diluted, as compared to revenues of $78.2 million, operating income of $27.3 million, income from continuing operations of $17.3 million, or $0.90 per common share-diluted and net income of $19.9 million, or $1.04 per common share-diluted, for the fiscal year ended September 30, 2006.

The Company also reports:

•	It is providing guidance for its fiscal year ending September 30, 2008. Net income is expected to be betweeen $1.20 and $1.40 per common share-diluted.

•
LEAF Financial Corporation (“LEAF”), the Company’s commercial finance asset management subsidiary, is expected to contribute approximately $26.0 to $30.0 million of pre-tax earnings before minority interest to the Company for the fiscal year ending September 30, 2008, reflecting the acquisition, on behalf of its investment partnerships, of the loan portfolios and businesses of NetBank Business Finance and Dolphin Capital Corp, both of which were acquired in November 2007.  Including these acquisitions, LEAF’s assets under management increased to approximately $1.7 billion at November 30, 2007 and its fiscal 2008 annual origination capacity is expected to exceed $1.0 billion.

•
Apidos Capital Management, the Company’s corporate loan manager, priced Apidos VI CLO, a $240.0 million securitization of corporate loans, on November 20, 2007, with closing anticipated on December 19, 2007, after which closing the Company’s total at-risk warehouse exposure will be $10.2 million, after taxes.

•
During the fiscal year ended September 30, 2007, the Company raised, through its financial planner network, a total of $145.2 million of equity for investment funds and programs that it manages.  The current annualized run-rate based on fund raising activities during the fourth quarter ended September 30, 2007 is $184.4 million. The Company expects to raise over $200.0 million in capital through this channel in fiscal 2008.

•	The Company repurchased 188,000 shares of its common stock at an average price of $15.03 since announcing its new share repurchase program in July 2007.

•	The Company has adjusted its operations in light of recent market conditions and, as a result has:

-
recorded, net of tax, a $7.6 million charge to reflect other-than-temporary impairment of certain investments, primarily equity investments in portfolios of asset-backed securities managed by the Company.  The Company’s remaining exposure to investments in asset-backed securities, net of minority interest and on a fair value basis, was $1.3 million at September 30, 2007; and

-
reduced its exposure to corporate bank loans, principally in Europe, by incurring a $2.6 million loss, net of tax, from the sale of loans held for investment and incurred a charge of $2.9 million, net of tax, related to a European real estate investment fund that did not close due to market conditions.

A reconciliation of the Company’s reported loss from continuing operations to adjusted income from continuing operations. a non-GAAP measure, is included as Schedule I to this release.

Jonathan Cohen, President and CEO of the Company commented, “We have moved quickly to capitalize on opportunities created by the dislocations in the market brought about by the environment that has existed since July.  We believe that we have positioned ourselves for a solid fiscal 2008 led by (i) the expansion of LEAF Financial, our leasing and loan asset management company, (ii) a lowering of risk through the completion of Apidos VI CLO (thus reducing our warehouse exposure substantially) and (iii) the focus on building our retail distribution system. We are raising significant capital in the retail channel for our products and this contributes to the substantial growth in assets under management. Acquisitions of quality assets in a distressed environment is another way that we have expanded our assets under management – and one can see from the recent LEAF acquisitions how this can positively impact our bottom line.  We believe more of these opportunities will exist. In addition, we are focused on expanding our distressed loan management business which we have restarted with the HUD portfolio acquisition.”

Assets under management increased to $16.7 billion at September 30, 2007 from $12.1 billion at September 30, 2006, an increase of $4.6 billion (38%).  As of November 30, 2007, assets under management had further increased to $17.3 billion.

The following table details the Company’s assets under management by operating segment:

At September 30,
	2007	2006
Financial fund management	$ 14.0 billion	$ 10.6 billion
Real estate	1.6 billion	0.9 billion
Commercial finance	1.1 billion	0.6 billion
	$ 16.7 billion	$ 12.1 billion

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the commercial finance, real estate and financial fund management sectors.

A description of how the Company calculates assets under management is set forth in Item 1 of the Company’s Annual Report on Form 10-K.  The Company intends to file its Annual Report on Form 10-K for the fiscal year ended September 30, 2007 on or before December 14, 2007.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pkamdar@resourceamerica.com.

Highlights for the Fourth Quarter, Fiscal Year Ended September 30, 2007 and Recent Developments

®
On November 30, 2007, LEAF acquired the business of Dolphin Capital Corp., an equipment finance subsidiary of Lehman Brothers Bank, FSB.  The total purchase price of $171.0 million included a portfolio of small ticket leases acquired by LEAF and immediately assigned to an investment partnership it sponsored and manages.  LEAF will retain the Dolphin lease origination team and management platform in Moberly, Missouri.

®
On November 7, 2007, LEAF acquired at a discount substantially all of the assets, including a portfolio of over 10,000 equipment leases and loans to small businesses, of NetBank Business Finance, a division of NetBank, from the Federal Deposit Insurance Corporation, for $415.2 million.  LEAF intends to sell the assets acquired to its investment partnerships prior to June 2008.  Additionally, LEAF will retain the NetBank management team and origination platform in Columbia, South Carolina.

®
In June 2007, LEAF acquired substantially all of the assets of the leasing division of Pacific Capital Bank N.A. (“PCB”), principally a portfolio of small ticket leases and notes, at a total cost of $282.2 million.  LEAF's investment partnerships acquired $269.5 million of leases and notes.  LEAF retained the PCB lease origination and management platform as well as an experienced small ticket leasing team including senior management, originations, and operations personnel that will continue to operate in Santa Barbara, California.

®
LEAF increased its assets under management to $1.1 billion at September 30, 2007, an increase of $480.0 million (78%) from September 30, 2006.  LEAF increased its commercial finance originations to $779.2 million for fiscal 2007, an increase of $355.6 million (84%) from fiscal 2006.

®
Resource Real Estate Holdings, Inc. (“RRE”), the Company’s real estate asset manager that invests in and manages real estate investment vehicles for itself and for outside investors and which operates the Company’s commercial real estate debt platform, has been pursuing opportunities in distressed real estate and real estate loans.  A partnership that RRE sponsored and is managing acquired a portfolio of non-performing loans at a discount from the United States Department of Housing and Urban Development consisting of 11 loans with an aggregate principal balance of approximately $75.0 million, each secured by a first mortgage on a multifamily property.

®	RRE increased its assets under management to $1.6 billion at September 30, 2007, an increase of $0.7 billion (85%) from September 30, 2006.

®	RRE increased its apartment units managed to 15,682 at September 30, 2007, an increase of 6,322 (68%) from September 30, 2006.

®	RRE established a new property management division to manage the majority of its investment programs as of October 1, 2007.

®	The Company’s financial fund management operating segment increased its assets under management at September 30, 2007 to $14.0 billion, an increase of $3.4 billion (32%) from September 30, 2006.

®
The Company established a new division that will seek to sponsor investment vehicles that will make majority private equity investments for outside investors focused in commercial banks.  This division will augment the Company’s existing private equity programs that have raised $62.1 million to make minority investments in de novo banks.  The Company hired Kent Carstater, formerly a principal in the investment banking group at Keefe, Bruyette & Woods, an investment bank specializing in the financial services sector, to lead the new effort.

®
The Company’s bank loan business had three outstanding warehouse facilities as of September 30, 2007, with an aggregate outstanding balance of $439.5 million, of which $152.7 million in assets were sold but not yet settled.  Upon settlement, the warehouse debt will be reduced by $152.7 million.  In addition, on November 20, 2007, the Company priced Apidos VI CLO, a $240.0 million collateralized loan obligation (“CLO”) which will lower the Company’s warehouse borrowings by another $164.4 million, leaving $122.4 million of loans on the two remaining warehouses.

®
The Company’s Board of Directors authorized the payment of a cash dividend on February 29, 2008 in the amount of $0.07 per share of the Company’s common stock to all holders of record at the close of business on February 15, 2008.  Resource Capital Corp. (“RCC”) (NYSE: RSO), a real estate investment trust which the Company is the external manager, declared and paid a dividend of $0.41 per share during the fourth quarter.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release.  For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1A of the Company’s Annual Report on Form 10-K.

The remainder of this release contains the Company’s consolidated balance sheets, consolidated statements of operations, consolidated statements of cash flows, a reconciliation of GAAP (loss) income from continuing operations to adjusted income from continuing operations and a reconciliation of net cash (used in) operating activities of continuing operations to net cash provided by operating activities of continuing operations, as adjusted.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,
	2007	2006
ASSETS
Cash	$14,624	$37,622
Restricted cash	19,340	8,103
Receivables	21,255	2,312
Receivables from managed entities	20,177	8,795
Loans sold, not settled	152,706	−
Loans held for investment, net	285,928	69,314
Investments in commercial finance, net	243,391	108,850
Investments in real estate, net	49,041	50,104
Investment securities available-for-sale	51,777	64,857
Investments in unconsolidated entities	36,777	26,626
Property and equipment, net	12,286	9,525
Deferred income taxes	30,995	6,408
Goodwill	7,941	−
Intangible assets, net	4,774	95
Other assets	18,664	24,142
Total assets	$969,676	$416,753

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, accrued expenses and other liabilities	60,546	29,526
Payables to managed entities	1,163	1,579
Borrowings	706,372	172,238
Deferred income tax liabilities	11,124	10,746
Minority interests	6,571	9,602
Total liabilities	785,776	223,691

Commitments and contingencies	−	−

Stockholders’ equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 49,000,000 shares authorized; 26,986,975 and 26,485,227 shares issued, respectively (including unvested restricted stock of 199,708 and 83,519, respectively)	268	264
Additional paid-in capital	264,747	259,882
Retained earnings	25,724	25,464
Treasury stock, at cost; 9,369,960 and 9,110,290 shares, respectively	(102,014)	(96,960)
ESOP loan receivable	(223)	(465)
Accumulated other comprehensive (loss) income	(4,602)	4,877
Total stockholders’ equity	183,900	193,062
	$969,676	$416,753

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(Unaudited)
REVENUES:
Financial fund management	$16,640	$10,639	$64,151	$31,308
Commercial finance	12,231	7,357	40,692	23,840
Real estate	4,407	4,716	22,987	23,076
	33,278	22,712	127,830	78,224
COSTS AND EXPENSES:
Financial fund management	5,386	4,335	21,264	12,099
Commercial finance	6,074	4,061	19,681	14,443
Real estate	3,011	3,257	13,190	11,522
General and administrative	2,990	2,250	12,104	9,838
Depreciation and amortization	768	709	2,924	3,064
	18,229	14,612	69,163	50,966
OPERATING INCOME	15,049	8,100	58,667	27,258

OTHER (EXPENSE) INCOME:
Interest expense	(11,105)	(4,560)	(33,566)	(10,119)
Minority interests.	113	(539)	(2,142)	(1,775)
Other (loss) income, net	(20,813)	1,510	(14,395)	5,154
	(31,805)	(3,589)	(50,103)	(6,740)
(Loss) income from continuing operations before taxes and cumulative effect of a change in accounting principle	(16,756)	4,511	8,564	20,518
(Benefit) provision for income taxes	(6,713)	657	2,764	3,236
(Loss) income from continuing operations before cumulative effect of a change in accounting principle	(10,043)	3,854	5,800	17,282
Income (loss) from discontinued operations, net of tax	60	254	(1,446)	1,231
Cumulative effect of a change in accounting principle, net of tax	−	−	−	1,357
NET (LOSS) INCOME	$(9,983)	$4,108	$4,354	$19,870

Basic (loss) earnings per common share:
Continuing operations	$(0.57)	$0.22	$0.33	$0.98
Discontinued operations	−	0.02	(0.08)	0.07
Cumulative effect of accounting change	−	−	−	0.08
Net (loss) income	$(0.57)	$0.24	$0.25	$1.13
Weighted average shares outstanding	17,482	17,329	17,467	17,627

Diluted (loss) earnings per common share:
Continuing operations	$(0.57)	$0.21	$0.30	$0.90
Discontinued operations	−	0.01	(0.07)	0.07
Cumulative effect of accounting change	−	−	−	0.07
Net (loss) income	$(0.57)	$0.22	$0.23	$1.04
Weighted average shares outstanding	17,482	18,915	19,085	19,121

Dividends declared per common share	$0.07	$0.06	$0.27	$0.24

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,354	$19,870
Adjustments to reconcile net income to net cash used in operating activities:
Cumulative effect of a change in accounting principle, net of tax	−	(1,357)
Impairment charge on CDO investments	12,580	−
Depreciation and amortization	3,699	3,180
Equity in earnings of unconsolidated entities	(15,022)	(8,747)
Minority interests	2,142	1,775
Distributions from unconsolidated entities	16,212	12,570
Loss (income) from discontinued operations	1,446	(1,231)
Losses on sales of loans	5,025	−
Gains on sales of investment securities available-for-sale	(3,533)	(668)
Gains on sales of assets	(3,974)	(7,715)
Deferred income tax benefit	(14,487)	(3,120)
Non-cash compensation on long-term incentive plans	2,695	1,739
Non-cash compensation issued	1,861	2,396
Non-cash compensation received	(1,404)	(1,844)
Increase in commercial finance investments	(67,210)	(68,376)
Changes in operating assets and liabilities	5,790	14,074
Net cash used in operating activities of continuing operations	(49,826)	(37,454)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(5,441)	(4,141)
Payments received on real estate loans and real estate	17,501	42,058
Investments in real estate	(20,917)	(33,004)
Purchase of investments	(23,225)	(34,820)
Proceeds from sale of investments	7,172	7,205
Net cash paid for acquisition	(20,708)	−
Increase in other assets	(2,862)	(13,821)
Net cash used in investing activities of continuing operations	(48,480)	(36,523)
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings	745,598	570,448
Principal payments on borrowings	(649,055)	(501,088)
Dividends paid	(4,770)	(4,251)
Distributions paid to minority interest holders	(2,368)	(1,600)
Proceeds from issuance of stock	1,226	133
Increase in restricted cash	(10,156)	(3,103)
Purchase of treasury stock	(5,368)	(14,642)
Tax benefit from exercise of stock options	2,090	231
Other	(611)	−
Net cash provided by financing activities of continuing operations	76,586	46,128
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating activities	(133)	1,771
Investing activities	−	37,172
Financing activities	(1,145)	−
Net cash (used in) provided by discontinued operations	(1,278)	38,943
Net cash retained by entities previously consolidated	−	(3,825)
(Decrease) increase in cash	(22,998)	7,269
Cash at beginning of period	37,622	30,353
Cash at end of period	$14,624	$37,622

Schedule I

RECONCILIATION OF GAAP (LOSS) INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED INCOME FROM CONTINUING OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2007	2006	2007	2006
(Loss) income from continuing operations − GAAP	$(10,043)	$3,854	$5,800	$17,282
Adjustments, net of taxes:
Impairment charge on CDO investments	7,617	−	7,617	−
Loss on sales of loans	2,648	−	2,648	−
Write off of European real estate investment fund costs	2,885	−	2,885	−
Incentive fee and restricted stock − RCC	772	−	772	−
Mark to market of partnership interest	291	−	291	−
Adjusted income from continuing operations (1)	$4,170	$3,854	$20,013	$17,282

Weighted average diluted shares outstanding (2)	18,755	18,915	19,085	19,121

Adjusted income from continuing operations per share-diluted	$0.22	$0.21	$1.05	$0.90

(1)
During the fourth quarter of fiscal 2007, in connection with substantial volatility and reduction in liquidity in the global credit markets, the Company recorded several significant adjustments.  For comparability purposes, the Company is presenting adjusted income from continuing operations because it facilitates the evaluation of the Company without the effect of these adjustments.  Adjusted income from continuing operations should not be considered as an alternative to income from continuing operations (computed in accordance with GAAP).  Instead, adjusted income from continuing operations should be reviewed in connection with income from continuing operations in the Company’s consolidated financial statements, to help analyze how the Company’s business is performing.

(2)	Includes 1,273,000 diluted shares not used in the calculation of loss from continuing operations per share-diluted for the three months ended September 30, 2007.

This press release contains supplemental financial information determined by methods other than in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”).  The Company’s management uses this non-GAAP measure in its analysis of the exclusion of certain adjustments recorded in the Company’s fourth quarter of fiscal 2007.  Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results of the Company.  This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Schedule II

Reconciliation of Net Cash (Used In) Operating Activities of Continuing Operations to Net Cash
Provided By Operating Activities of Continuing Operations, As Adjusted

Net cash provided by operating activities of continuing operations, as adjusted was $23.3 million for the fiscal year ended September 30, 2007, an increase of $1.3 million (6%) as compared to $22.0 million for the fiscal year ended September 30, 2006.  The following reconciles net cash provided by continuing operations, as adjusted to net cash (used in) operating activities of continuing operations for the fiscal years ended September  30, 2007 and 2006, respectively (in thousands):

	Fiscal Years Ended
	September 30,
	2007	2006
Net cash (used in) operating activities of continuing operations	$(49,826)	$(37,454)

Adjustments:
Increase in commercial finance investments	67,210	68,376
Changes in operating assets and liabilities	(5,790)	(14,074)
Cash proceeds from the sale of a partial partnership interest and other investments	11,657	5,168
Net cash provided by operating activities of continuing operations, as adjusted	$23,251	$22,016